UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 1, 2005

Analogic Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Massachusetts	0-6715	04-2454372
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8 Centennial Drive, Peabody, Massachusetts		01960
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	978-977-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On November 1, 2005, Emageon Inc. ("Emageon") purchased from Analogic Corporation ("Analogic") all of the outstanding shares of capital stock of Camtronics Medical Systems, Ltd. ("Camtronics"), a supplier of cardiovascular information management and hemodynamic monitoring technology and a wholly-owned subsidiary of Analogic, pursuant to the terms of a Stock Purchase Agreement (the "Stock Purchase Agreement") dated as of November 1, 2005, between Analogic and Emageon. The aggregate purchase price paid for all of the outstanding shares of capital stock of Camtronics was $40,000,000. The Stock Purchase Agreement contains customary representations, warranties, and indemnities.

The terms of the Stock Purchase Agreement were determined on the basis of arms-length negotiations. Prior to the execution of the Stock Purchase Agreement, to the best knowledge of Analogic, neither Analogic nor any of its affiliates, any director or officer of Analogic, or any associate of any such director or officer, had any material relationship with Emageon.

The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, which is filed with this report as Exhibit 2.1 and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information contained in Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The pro forma financial information required by this item is not included with this initial report as permitted by Item 9.01(b)(2) of Form 8-K. The required pro forma financial information will be filed by amendment no later than January 17, 2006.

(d) Exhibits

See Exhibit Index attached hereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Analogic Corporation

November 4, 2005	By:	/s/ John J. Millerick

Name: John J. Millerick
Title: Senior Vice President, Chief Financial Officer and Treasurer

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Exhibit Index

Exhibit No.	Description

2.1	Stock Purchase Agreement dated as of November 1, 2005, between Analogic Corporation and Emageon Inc.